Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (333—153509) of Dolan Media Company of our report, dated February 27, 2008, on our audit of The Detroit Legal News Publishing, LLC, which appears in the Annual Report of Dolan Media Company on Form 10-K for the year ended December 31, 2007.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Southfield, Michigan September 30, 2008